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                          SECOND AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         This Second Amended and Restated Employment Agreement (this "Agreement") is made by and between TOM BROWN, INC., a Delaware corporation (the "Company"), having its principal offices at 500 Empire Plaza, Midland, Texas 79701, and Donald L. Evans (the "Employee"), an individual residing at 411 Carol Lane, Midland, Texas 79705.

                             W I T N E S S E T H :

         WHEREAS, the Company and the Employee entered into that certain First Amended and Restated Employment Agreement, dated as of May 21, 1992, providing for, among other things, Employee's employment by the Company for the period commencing January 1, 1992 and ending December 31, 1996; and

         WHEREAS, the Company desires to amend, restate and extend the terms of the Company's Employment Agreement with Mr. Evans as provided herein;

         NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the Company and Employee hereby agree as follows:

         1. Employment. The Company hereby agrees to employ Employee, and Employee hereby agrees to render his exclusive service to the Company, in his current capacity of Chief Executive Officer and Chairman of the Board of Directors of the Company, with such duties as may be assigned to him from time to time by the Board of Directors for the period commencing on the date hereof and ending on December 31, 2001 (the "Employment Period"), subject to earlier termination as hereinafter provided.

         2. Place of Employment. Unless otherwise agreed by the Company and Employee, throughout the Employment Period of this Agreement, Employee's business office shall be located in Midland, Texas, at such location as may be specified by the Board of Directors of the Company.

         3. Base Compensation. Employee shall be compensated by the Company at a minimum base rate of Two Hundred Seventy Nine Thousand Two Hundred Sixty and No/100 Dollars ($279,260.00) per annum, payable semi-monthly on the fifteenth and final days of each month during the Employment Period, subject to such increases and additional payments as may be determined from time to time by the Board of Directors of the Company in its sole discretion. Such compensation shall be in addition to any group insurance, pension, profit sharing and other employee benefits, including the Company's



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existing employee benefit plans, which are extended from time to time to
Employee in the discretion of the Board of Directors of the Company and for which Employee is eligible. Subject to such rules and procedures as are from time to time specified by the Company, the Company shall also reimburse Employee for all reasonable expenses incurred by him on behalf of the Company.

         4. Performance of Services. Employee shall devote his full working time to the business of the Company; provided, however, Employee shall be excused from performing any services for the Company hereunder during periods of temporary incapacity and during vacations conforming to the Company's standard vacation policy, without thereby in any way affecting the compensation to which he is entitled hereunder.

         5. Noncompetition. Employee agrees that during his employment by the Company and for so long thereafter as he is receiving Severance Benefit Payments (as such term is defined in Paragraph 10 hereof), he will not, directly or indirectly, either through any kind of ownership (other than ownership of securities of publicly held corporations of which Employee owns less than one percent (1%) of any class of outstanding securities) or as a director, officer, agent, employee or consultant, engage in the business of marketing products and services which are competitive with the products and services marketed by the Company within the States of Texas, Wyoming, New Mexico, Montana or North Dakota. It is expressly agreed that the remedy at law for breach of this covenant is inadequate and that injunctive relief shall be available to prevent the breach thereof.

         6. Continuing Obligations. In order to induce the Company to enter into this Agreement, the Employee hereby agrees that all documents, records, techniques, business secrets and other information which have come into his possession from time to time during his employment by the Company or which may come into his possession during his employment hereunder, shall be deemed to be confidential and proprietary to the Company and the Employee further agrees to retain in confidence any confidential information known to him concerning the Company and its subsidiaries and their respective businesses so long as such information is not publicly disclosed. In the event of a breach or threatened breach by the Employee of the provisions of this Paragraph 6, the Company shall, in addition to any other available remedies, be entitled to an injunction restraining Employee from disclosing, in whole or in part, any such information or from rendering any services to any person, firm or corporation to whom any of such information may have been disclosed or is threatened to be disclosed.

         7. Property of Company. All data, drawings and other records and written material prepared or compiled by Employee or furnished to Employee while in the employ of the Company shall be the sole and exclusive property of the Company, and





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none of such data, drawings or other records, or copies thereof, shall be retained by Employee upon termination of his employment.

         8. Surviving Provisions. The provisions of Paragraphs 5 (for so long as the Employee is receiving Severance Benefit Payments), 6 and 7 of this Agreement shall continue to be binding upon Employee in accordance with their terms, notwithstanding termination of Employee's employment hereunder for any reason.

         9. Termination for Good Cause. It is agreed and understood that the Company cannot terminate the employment of the Employee under this Agreement except for good cause, and that, without prejudice to the generality of the right to terminate for good cause, each of the following contingencies shall be good cause:

                 (a) Should Employee by reason of injury or illness become incapable for more than one hundred fifty (150) consecutive days of satisfactorily performing his duties as an employee under this Agreement;

                 (b) Should Employee for reasons other than illness or injury absent himself from his duties without the consent of the Company for more than ten (10) consecutive days;

                 (c) Should Employee commit a crime punishable by imprisonment;

                 (d) Should Employee during the Employment Period engage in any activity that would in the opinion of the Board of Directors of the Company constitute a material conflict of interest with the Company; provided that termination for cause based on this subparagraph (d) shall not be effective unless the Employee shall have received written notice from the Board of Directors of the Company of such activity (which notice shall also include a demand for the Employee to cease the activity giving rise to the conflict of interest) 30 days prior to his termination and the Employee has failed after receipt of such notice to cease all activities creating the conflict of interest; or

                 (e) Should Employee be negligent or inefficient in the performance of his duties hereunder, or otherwise fail to comply with the terms and conditions of this Agreement; provided that termination for cause based on this subparagraph (e) shall not be effective unless the Employee shall have received written notice from the Board of Directors of the Company (which notice shall include a description of the reasons and





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         circumstances giving rise to such notice) 30 days prior to his termination and the Employee has failed after receipt of such notice to satisfactorily discharge the performance of his duties hereunder or to comply with the terms of this Agreement, as the case may be.

         The Company may for good cause terminate Employee's employment under this Agreement without advance notice, except as otherwise specifically provided for in subparagraphs (d) and (e) above. Termination shall not affect any of the Company's other rights and remedies.

         10. Severance Benefit Payment. The Company shall provide Employee with a severance benefit payment in an amount equal to the Employee's then existing annual base pay (or an amount equal to the Employee's base pay for the balance of the term hereof if less than one year) (the "Severance Benefit Payment") upon (i) the occurrence of any one of the events specified in subparagraphs (a) through (d) below and (ii) Employee's resignation from employment (each, a "Severance Event"):

                 (a) Without the express written consent of Employee, the assignment of Employee to any duties inconsistent with his position, duties, responsibilities or status with the Company as such exist as of the date hereof or a reduction of his duties or responsibilities for reasons other than good cause;

                 (b) Any failure of the Company to obtain the assumption of the obligation to perform this Agreement by any successor as contemplated in Paragraph 13 hereof;

                 (c) Any failure by the Company or its stockholders, as the case may be, to re-elect the Employee to the corporate offices of Chief Executive Officer and Director, or upon his removal from any such office for reasons other than good cause; or

                 (d) Any breach by the Company (or any successor) of any of the provisions of this Agreement or any failure by the Company to carry out any of its obligations hereunder for reasons other than good cause.

         The Severance Benefit Payment shall be paid to Employee in semi-monthly installments in the same amounts and at the same times as Employee's base pay was being paid at the time of the Severance Event, until the full amount of the Severance Benefit Payment has been paid.





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         11.     Payment of Certain Costs of Employee.  If a dispute arises regarding a termination of the Employee or the interpretation or enforcement of this Agreement, all legal fees and expenses incurred by the Employee in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or in otherwise pursuing his claim will be paid by the Company, to the extent the Employee prevails.
The Company further agrees to pay prejudgment interest on any money judgment obtained by the Employee calculated at the NationsBank of Texas, N.A. prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

         12. Mitigation. The Employee is not required to mitigate the amount of any payments to be made by the Company pursuant to this Agreement by seeking other employment or otherwise. Notwithstanding the foregoing, if the Employee secures other employment while he is entitled to receive Severance Benefit Payments hereunder, such Severance Benefit Payments shall be reduced by the amount of compensation received by Employee from such employment. Employee shall notify the Company within fifteen (15) days after he accepts such new employment of his monthly compensation from such employment.

         13. Successors. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee would be entitled hereunder if he were to terminate his employment pursuant to subparagraphs 10(a), 10(b), 10(c) or 10(d). As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Paragraph 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die during the term hereof, the Company shall pay an amount equal to any amounts then payable to Employee hereunder, plus an amount equal to three months' salary, with all such amounts to be paid to Employee's devisee, legatee or other designee or, if there be no such designee, to his estate.





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         14.     No Inconsistent Obligation.  Employee represents and warrants that he has not previously assumed any obligations inconsistent with those of this Agreement.

         15.     Modification.    This Agreement shall be in addition to all
previous agreements, written or oral, relating to Employee's employment by the Company, and shall not be changed orally, but only by a written instrument to which the Company and the Employee are both parties.

         16. Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee of all or substantially all of its properties.

         17. Bankruptcy. Notwithstanding anything in this Agreement to the contrary, the insolvency or adjudication of bankruptcy of the Company, whether voluntary or involuntary, shall terminate this Agreement and the rights and obligations of the Company and Employee hereunder shall be of no further force or effect.

         18. Law Governing. This Agreement is made, accepted and delivered in Midland County, Texas, is performable in Midland County, Texas, and it shall be construed and enforced according to the laws of the State of Texas. Venue shall lie in Midland County, Texas for the purpose of resolving and enforcing any dispute which may arise under this Agreement and the parties agree that they will submit themselves to the jurisdiction of the competent State or Federal Court situated in Midland County, Texas.

         19. Invalid Provision. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be impaired thereby.

         20. Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If to Employee:

                          Donald L. Evans
                          411 Carol Lane
                          Midland, Texas 79705





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                 If to Company:

                          Tom Brown, Inc.
                          500 Empire Plaza
                          Suite 500
                          Midland, Texas 79701

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         Dated to be effective as of the lst day of January, 1997.


EMPLOYEE                                   TOM BROWN, INC.



By: /s/ Donald L. Evans                By: /s/ William R. Granberry
   ------------------------------         ------------------------------------
        Donald L. Evans                        William R. Granberry, President









012\TBI\Employment Agreement DLE 97





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